SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 3, 2012

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

1-3525	New York	13-4922640
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

614-716-1000
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events

On December 3, 2012, American Electric Power Company, Inc.  (the “Company”) issued debt securities pursuant to an Underwriting Agreement, for which Citigroup Global Markets, Inc., Goldman, Sachs & Co. and J.P. Morgan Securities LLC acted as Representatives for the Underwriters, relating to the offering and sale by the Company of $550,000,000 1.65% Senior Notes, Series E, due 2017 and $300,000,000 2.95% Senior Notes, Series F, due 2022 (collectively, the “New Notes”).

The net proceeds from the sale of the New Notes will be used for general corporate purposes.  These purposes include the repayment of short term indebtedness as well as the redemption of the $242,775,000 outstanding principal amount of our 5.25% Senior Notes, Series D, due June 1, 2015 (the “Series D Notes”) and $315,000,000 outstanding principal amount of our 8.75% Junior Subordinated Debentures due March 1, 2063.

The terms of the New Notes provide that they will not be entitled to benefit in any way from the Replacement Capital Covenant, dated as of March 1, 2008, entered into by the Company in favor of certain holders of the Company’s debt, and subsequently amended by an amendment dated as of February 29, 2012 (as amended, the “Replacement Capital Covenant”). Upon the redemption of the Series D Notes, the Replacement Capital Covenant will terminate pursuant to its terms.

Item 9.01.                      Financial Statements and Exhibits

(c)           Exhibits

1(a)	Underwriting Agreement, dated November 28, 2012, between the Company and the Underwriters named in Exhibit 1 thereto, in connection with the sale of the Notes.

4(a)	Company Order and Officers’ Certificate between the Company and The Bank of New York Mellon Trust Company, N.A. as trustee, dated December 3, 2012, establishing the terms of the Notes.

4(b)	Form of the Notes (included in Exhibit 4(a) hereto).

5(a)	Opinion of Thomas G. Berkemeyer regarding the legality of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.
By:	/s/ Thomas G. Berkemeyer
Name:	Thomas G. Berkemeyer
Title	Assistant Secretary

December 3, 2012